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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Government Securities Income Fund--U.S. Government Zero Coupon Bond Series--3, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-26716 of our opinion dated July 9, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'How The Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 19, 1999